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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

Tesoro Petroleum Corporation is publicly-held and has no parent. The subsidiaries listed below are wholly-owned. Small or inactive subsidiaries are omitted from the list below. Such omitted subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year ended December 31, 2000.


                                                                                INCORPORATED
                                                                                OR ORGANIZED
         NAME OF SUBSIDIARY (a)                                                 UNDER LAWS OF
         ----------------------                                                 -------------
Tesoro Alaska Company...........................................................Delaware
Tesoro Hawaii Corporation.......................................................Hawaii
Tesoro Marine Services Holding Company..........................................Delaware
       Tesoro Marine Services, Inc..............................................Delaware
Tesoro Petroleum Companies, Inc.................................................Delaware
Tesoro Refining, Marketing & Supply Company.....................................Delaware
Tesoro West Coast Company.......................................................Delaware

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(a) Where the name of a subsidiary is indented, it is wholly-owned by its immediate parent listed at the margin above it.